Exhibit 11.1

Computation of loss per share

                                                                                                            Three months ended
                                                               Years ended December 31,                          March 31,
                                                        1995             1996             1997             1997             1998
                                                     ----------       ----------       ----------       ----------       ----------
Basic:
New loss                                             (1,168,144)      (6,795,675)      (5,305,828)        (784,377)      (2,297,838)

Cumulative Dividends on manditorily
convertible preferred stock                                   0                0                0                0          (33,500)
                                                     ----------       ----------       ----------       ----------       ----------
Net loss applicable to common
stockholders                                         (1,168,144)      (6,795,675)      (5,305,828)        (784,377)      (2,331,338)
                                                     ==========       ==========       ==========       ==========       ==========
Basic weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        3,055,432

Basic loss per common share                               (2.78)           (6.48)           (4.88)           (0.73)           (0.76)

Diluted:
Net loss applicable to common
stockholders                                         (1,168,144)      (6,795,675)      (5,305,828)        (784,377)      (2,331,338)
                                                     ==========       ==========       ==========       ==========       ==========
Basic weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        3,055,432

Net effect of dilutive securities                             0                0                0                0                0
                                                     ----------       ----------       ----------       ----------       ----------

Diluted weighted average shares
outstanding                                             420,908        1,049,432        1,086,614        1,079,116        3,055,432
                                                     ==========       ==========       ==========       ==========       ==========
Diluted loss per common share                             (2.78)           (6.48)           (4.88)           (0.73)           (0.76)
                                                     ==========       ==========       ==========       ==========       ==========